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                                                                   EXHIBIT j(1)

                               CONSENT OF COUNSEL

                                AIM FUNDS GROUP
                                ---------------

    We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for AIM Balanced Fund, AIM Global Utilities Fund, AIM Select Growth Fund and AIM Value Fund, which is included in Post-Effective Amendment No. 79 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-27334), and Amendment No. 79 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-1540), on Form N-1A of AIM Funds Group.




                                   /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                   ------------------------------------------
                                   Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
May 22, 2000